UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2026

AIxCrypto Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37428	26-3474527
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1990 E. Grand Avenue
El Segundo, CA	90245
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (760) 452-8111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	AIXC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Amendments of Entrusted Investment Agreement

As previously disclosed by AIxCrypto Holdings, Inc., a Delaware corporation (the “Company”), in its Current Report on Form 8-K filed with the SEC on February 2, 2026 (the “February 8-K”), the Company entered into an entrusted investment agreement (the “Entrusted Investment Agreement”) with GOLD KING ARTHUR HOLDING LIMITED (“GKA”) and Song Wang (“Song”), under which the Company entrusted to GKA to manage an investment of shares (“FFAI Shares”) of Class A common stock, par value $0.0001 per share (“FFAI Class A Common Stock”), of Faraday Future Intelligent Electric Inc. (“FFAI”), a Delaware corporation with its FFAI Class A Common Stock traded on The Nasdaq Stock Market LLC (“Nasdaq”). Such management would include the potential purchase, holding, tokenization and disposition of the FFAI Shares.

On April 10, 2026, the Company, GKA, and Song entered into the first amendment to the entrusted investment agreement (the “First Entrusted Investment Amendment Agreement”), pursuant to which, the Company, GKA, and Song agreed to amend certain terms of the Entrusted Investment Agreement, including but not limited to, the amendment of the definition of the term “FFAI Shares” to include any series of preferred stock of FFAI, the deletion of Section 6 of the Entrusted Investment Agreement providing for a share charge on the shares of GKA held by Song, and the carving out of all equity interests in GKA held by Song from the call option under Section 7.1 of the Entrusted Investment Agreement. On the same day, the Company further entered into the second amendment to the entrusted agreement (the “Second Entrustment Investment Amendment Agreement”), pursuant to which, the Company, GKA, and Song agreed to further amend the definition of the term “FFAI Shares” in the Entrusted Investment Agreement, to additionally include loans, debt instruments, or convertible promissory notes issued by FFAI. Apart from the amendments to the Entrusted Investment Agreement as set out in the First Entrusted Investment Amendment Agreement and Second Entrustment Investment Amendment Agreement, the Entrusted Investment Agreement shall continue to be in full force and effect.

Amendment of Securities Purchase Agreement Relating to Faraday Future Intelligent Electric Inc. Shares

As previously disclosed in on the February 8-K, pursuant to the Entrusted Investment Agreement, on January 30, 2026, GKA and FFAI entered into a securities purchase agreement (the “Purchase Agreement”), for the purchase of FFAI Shares at an aggregate consideration of $10,000,000 (the “Subscription Amount”). Pursuant to the Purchase Agreement, the Company agreed to issue certain True-Up Shares (as defined in the Purchase Agreement”) to the Investor in the event of a Dilutive Issuance (as defined in the Purchase Agreement, and such issuance, the “True-Up Issuance”).

On April 14, 2026 (the “Signing Date”), GKA and FFAI entered into an Amended and Restated Securities Purchase Agreement (the “A&R Purchase Agreement”, and collectively with Purchase Agreement, the “SPA”). Pursuant to the SPA, the Subscription Amount was increased to $12 million, $500,000 of which would be used to purchase shares of Class A Common Stock, par value $0.0001 per share (the “Common Shares”) of FFAI, and $11.5 million of which would be used to be purchase a new series of FFAI’s preferred stock, designated to be Series C Convertible Preferred Stock, par value $0.0001 per share, of FFAI (the “Series C Convertible Preferred Stock”, and together with the Common Shares, the “Subject Shares”). The Per Share Purchase Price (as defined in the Purchase Agreement) was revised to $0.26, which is 100% of the average closing price of FFAI’s Class A Common Stock on the Nasdaq Capital Market for the ten (10) Trading Day period immediately prior to the Signing Date (the “Amended Price”). In addition, FFAI’s obligation to issue, and GKA’s right to receive, True-Up Shares was eliminated in its entirety, in consideration of which, FFAI agreed to issue at the closing of the transaction contemplated by the SPA a common stock purchase warrant (the “FFAI Warrant” and collectively with the Subject Shares, the “Securities”), exercisable for an aggregate of 1,000,000 shares of Class A Common Stock.

In connection with the SPA, on April 15, 2026, FFAI filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designation”) to designate 11,502 shares of the Company’s authorized and unissued preferred stock as Series C Convertible Preferred Stock. The Series C Convertible Preferred Stock will be convertible immediately after issuance. The number of shares of Class A Common Stock issuable upon conversion of each Series C Convertible Preferred Stock shall be determined by dividing (x) the stated value of $1,000 of such Series C Convertible Preferred Stock by (y) the conversion price of $0.26 (the “Conversion Formula”), subject to certain adjustments set forth in the Certificate of Designation. In addition, at any time, at the option of the holder of the Series C Convertible Preferred Stock, the holder may voluntarily convert all or part of the Series C Convertible Preferred Stock at the price equal to the lower of (i) the applicable conversion price then in effect and (ii) the greater of (A) $0.13, and (B) 100% of the closing price of the Class A Common Stock of the trading day immediately preceding the delivery of applicable conversion notice (the “Alternative Conversion Price”), indicating that the holder elects to convert all of part of the Series C Convertible Preferred Stock by way of an alternate conversion (the “Alternate Conversion”). The number of shares of Class A Common Stock issuable upon an Alternate Conversion shall be determined by dividing (x) the stated value of $1,000 of such Series C Convertible Preferred Stock by (y) the Alternative Conversion Price.

The transaction contemplated by the SPA closed on April 15, 2026 and FFAI issued 1,926,337 Class A Common Stock, 11,502 shares of Series C Convertible Preferred Stock and the FFAI Warrant to GKA on the same day.

FFAI Warrant

The FFAI Warrant has a term of four years from the issuance date and is exercisable immediately after completion of delivery of the 500th FX Super One vehicle to customers by FFAI, at an exercise price of $1.50 per share. The exercise price of the FFAI Warrant is also subject to customary adjustments for stock dividends, stock splits and other subdivisions, combinations and re-classifications. GKA will not have the right to exercise any portion of the FFAI Warrant to the extent that, after giving effect to such exercise, GKA (together with certain related parties) would beneficially own in excess of 9.99% of total number of shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

At any time before FFAI obtains stockholder approval in connection with the transaction contemplated under the SPA, or the financial viability exception pursuant to Nasdaq Rule 5635(d) for the issuance of the Securities under the SPA, FFAI may not issue upon exercise of the FFAI Warrant a number of shares of Class A Common Stock (the “Warrant Shares”), which, when aggregated with the Subject Shares issued pursuant to the SPA, and the shares issued upon conversion of the Convertible Preferred Stock, if any, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations, exceed the 19.99% of the total outstanding Class A Common Stock of FFAI as of the date of the Purchase Agreement.

Loan Agreement and Termination of Loan Agreement

In connection with the SPA, on April 10, 2026, FFAI entered into a loan agreement (the “Loan Agreement”) with GKA, pursuant to which, the FFAI borrowed, and GKA lent FFAI an aggregate of $2,000,000 with the interest accruing at a rate of 10% per annum (the “Loan Amount”). The Loan Amount was provided by the Company to GKA pursuant to Section 3 of the Entrusted Investment Agreement, as amended, and GKA lent the Loan Amount to FFAI as the Company’s fiduciary. The loan matures on the day that is immediately prior to the 1 year anniversary of the date on which the Loan Amount was paid to the Company and is unsecured. Section 8 of the Loan Agreement also provides GKA the right to convert all or part of its Loan Amount into the Subscription Amount (as defined in the SPA) pursuant to the Purchase Agreement.

The Loan Agreement contains customary representations, warranties and affirmative and negative covenants. In addition, the Loan Agreement contains customary events of default that entitle GKA to cause FFAI’s indebtedness under the Loan Agreement to become immediately due and payable. Under the Loan Agreement, an event of default will occur if, among other things, FFAI fails to make payments under the Loan Agreement, material breaches by FFAI of any of the provisions under the Loan Agreement, and FFAI entering into bankruptcy proceedings or other legal proceedings.

Section 2.1(b) of the SPA provides that GKA and FFAI recognize that Subscription Amount payable by GKA is funded in part by the immediate cancellation and extinguishment of all outstanding principal and accrued interest under the Loan Agreement. Accordingly, pursuant to Section 2.1(b) of the SPA and Section 8 of the Loan Agreement, on April 14, 2026, upon the execution of the A&R Purchase Agreement, the Loan Agreement was deemed terminated in its entirety and of no further force or effect.

The foregoing descriptions of the Entrusted Investment Agreement, the First Entrusted Investment Amendment Agreement, the Second Entrusted Investment Amendment Agreement, the Purchase Agreement, the A&R Purchase Agreement, the Loan Agreement and the FFAI Warrant do not purport to be complete and are qualified in its entirety by reference to the full text of the Entrusted Investment Agreement and the Purchase Agreement, which were filed as Exhibit 10.2 and 10.3 to the February 8-K, respectively, and incorporated herein by reference, and the full text of the First Entrusted Investment Amendment Agreement, the Second Entrusted Investment Amendment Agreement, the A&R Purchase Agreement, the Loan Agreement and the FFAI Warrant which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 4.1 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Common Stock Purchase Warrant issued by FARADAY FUTURE INTELLIGENT ELECTRIC INC., dated April 15, 2026.
10.1	First Amendment to the Entrusted Investment Agreement, dated April 10, 2026, by and between AIxCrypto Holdings, Inc., GOLD KING ARTHUR HOLDING LIMITED and Song Wang.
10.2	Second Amendment to the Entrusted Investment Agreement, dated April 10, 2026, by and between AIxCrypto Holdings, Inc., GOLD KING ARTHUR HOLDING LIMITED and Song Wang.
10.3*	A&R Purchase Agreement, dated April 14, 2026, by and between FARADAY FUTURE INTELLIGENT ELECTRIC INC. and GOLD KING ARTHUR HOLDING LIMITED.
10.4	Loan Agreement, dated April 10, 2026, by and between FARADAY FUTURE INTELLIGENT ELECTRIC INC. and GOLD KING ARTHUR HOLDING LIMITED.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits to this Exhibit have been omitted pursuant to Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIxCrypto Holdings, Inc.

Date: April 16, 2026	By:	/s/ Koti Meka
	Name:	Koti Meka
	Title:	Chief Financial Officer